SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

United American Petroleum Corp.
 (Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 (Commission File Number)	20-1904354 (IRS Employer Identification No.)

3101 Bee Caves Road, Centre II, Suite 301, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Patriot Minerals LLC Purchase and Sale Agreement

On January 28, 2011, United American Petroleum Corp. (the “Registrant”) entered and closed a purchase and sale agreement  (“Purchase Agreement”) with Patriot Minerals, LLC, a Texas limited liability company (“Patriot”).  The Purchase Agreement provides, among other things, that the Registrant shall purchase multiple undivided working interests to certain existing wells and to certain leases located in Texas in exchange for the Registrant entering into an independent contractor agreement (“Consultant Agreement”) with Jamie Teahan (“Consultant”) to provide services with respect to the Registrant’s ownership of those working interests. Those working interests are specified in Exhibit A of the Purchase Agreement. The Consultant Agreement contemplates: (i) a monthly consulting fee of Five Thousand Dollars ($5,000); (ii) term of no less than thirty (30) days; and (iii) reimbursement for out-of-pocket expenses incurred by Consultant in connection with certain performance of services to the Registrant.

In connection with the Purchase Agreement, the Registrant formed a wholly owned subsidiary, United Operating, LLC, a Texas limited liability company, for the purpose of operating the various interests set forth in the Purchase Agreement including, but not limited to: (i) Merrick Davis #16 & #17 wells in Shackelford County, TX; (ii) the Crouch and Lane Heady wells in Erath County, TX; (iii) Merrick Davis wells in Shackelford County, TX; (iv) Walker Smith #22D well in Wilbarger County, TX; and (v) Walker Smith wells in Wilbarger County, TX.

This brief description of the Purchase Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached as Exhibit 10.1 to this report. This brief description of the Consultant Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Consultant Agreement as attached as Exhibit 10.2 to this report.

Gabriel Rosser Agreement

On January 28, 2011, the Registrant entered and closed a purchase, sale and participation agreement (“Participation Agreement”) with Gabriel Rosser, LP (“Gabriel”).  The Participation Agreement provides that the Registrant shall purchase Gabriel's undivided 50.83% working interest and 39.131% revenue interest in as the Gabriel 2 SWD Gabriel 3, 4, 5, 9, 15, Rosser #2 and #4 and Koi #1wells (“Gabriel Interest”) in exchange for consideration of Ten Dollars ($10) and the obligation to pay certain expenses of approximately Eighty Five Thousand Dollars ($85,000), which were owed to certain vendors to the Gabriel Interest.

On January 13, 2011, the Registrant formed a wholly owned subsidiary, UAP Management, LLC, a Texas limited liability company, for the purpose of managing the Gabriel Interest.

This brief description of the Participation Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Participation Agreement as attached as Exhibit 10.3 to this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 9.01. Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Purchase Agreement by and between the Registrant and Patriot, dated January 28, 2011
10.2	Consultant Agreement with Jamie Teahan, dated February 1, 2011
10.3	Sale and Participation Agreement by and between the Registrant and Gabriel, dated January 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

United American Petroleum Corp.

Date: February 3, 2011	By:	/s/ Michael Carey
Michael Carey Chief Executive Officer